UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2023

Clean Vision Corporation

(Exact name of registrant as specified in its charter)

Nevada	024-11501	85-1449444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 N. Sepulveda Blvd. Suite 1051

Manhattan Beach, CA 90266

(Address of Principal Executive Offices) (Zip Code)

(424) 835-1845

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On July 31, 2023 (the “Original Issue Date”), Clean Vision Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which the Investor purchased a senior convertible promissory note (the “Note”) in the original principal amount of $500,000. Pursuant to the terms of the Purchase Agreement, the Company and the Investor provided customary representations and warranties to each other. The transactions contemplated under the Purchase Agreement closed on August 4, 2023.

Convertible Promissory Note

The maturity date of the Note is July 31, 2024 (the “Maturity Date”). The Note bears interest at a rate of 10% per annum (the “Guaranteed Interest”). The Note carries an original issue discount of 15% and has a conversion price of 90% per share of the lowest VWAP during the 20 Trading Day period before the conversion. The Company may prepay any portion of the outstanding principal amount and the Guaranteed Interest at any time and from time to time, without penalty or premium, provided that any such prepayment will be applied first to any unpaid collection costs, then to any unpaid fees, then to any unpaid Default Rate interest, and any remaining amount shall be applied first to any unpaid Guaranteed Interest and then to any unpaid principal amount.

The Holder is granted a right of first refusal as the exclusive party with respect to any Equity Line of Credit transaction or financing (an “Additional Financing”) that the Company enters into during the 24-month period after the Original Issue Date. In the event the Company enters into an Additional Financing, the Company must provide notice to the Holder not less than 10 Trading Days in advance of the proposed entry. If the Investor accepts all usual and customary terms set forth in the Additional Financing notice, the Investor must, within 20 Trading Days of receipt of the notice, prepare all relevant documents in respect thereof for execution and delivery by the Company, provided, however, that the Company’s outside counsel must prepare the relevant registration statement to be filed with the United States Securities and Exchange Commission (the “SEC”) no later than 45 days after the Company receives the documents.

The Note sets forth certain standard events of default (each such event, an “Event of Default”), which, upon such Event of Default, the principal amount and the Guaranteed Interest then outstanding under the Note become convertible into shares of the Company’s common stock pursuant to a notice provided by the Investor to the Company. At any time after the occurrence of an Event of Default, the outstanding principal amount and the outstanding Guaranteed Interest then outstanding on the Note, plus accrued but unpaid Default Rate interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become immediately due and payable at the Holder’s option, in cash or in shares of the Company’s common stock at 120% of the outstanding principal amount of the Note and accrued and unpaid interest, plus other amounts, costs, expenses and liquidated damages due in respect of the Note.

RRA

In connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement (the “RRA”) whereby it agreed to file with the SEC a Registration Statement covering the resale of all of the registrable securities under the RRA.

All capitalized terms not defined herein shall have their respective meanings as set forth in the Purchase Agreement, Note and RRA. The foregoing descriptions of the Purchase Agreement, Note and RRA do not purport to be complete and each is qualified in its entirety by reference to the full text of the Purchase Agreement, Note and RRA, each attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement Note
10.2	Form of Senior Convertible Promissory Note
10.3	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN VISION CORPORATION

Date: August 8, 2023	By:	/s/ Daniel Bates
	Name:	Daniel Bates
	Title:	Chief Executive Officer